                                                                    EXHIBIT 99.1

                           ASYST TECHNOLOGIES APPOINTS
                 PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS



FREMONT, Calif., April 3, 2002 - Asyst Technologies, Inc. (Nasdaq NM: ASYT), a

leading provider of integrated automation systems that optimize the productivity of semiconductor manufacturing, today announced that its Board of Directors has appointed PricewaterhouseCoopers as its independent auditor for the fiscal year ended March 31, 2002, replacing Arthur Andersen.

         Mihir Parikh, chairman and CEO of Asyst, said, "We have been extremely well served by the Asyst team at Arthur Andersen and have great respect for all the Andersen people who have worked on our behalf."

About Asyst: Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor manufacturers to increase overall equipment effectiveness, improve yields and increase fab throughput. The company offers a broad range of 200mm and 300mm solutions that enable the safe and rapid transfer of wafers and information between process equipment and the fab line throughout the IC fabrication process, while reducing IC damage caused by human, environmental, mechanical and chemical factors. Asyst's homepage is http://www.asyst.com
--------------------



CONTACT:    Laura Guerrant                   John Swenson
            Guerrant Associates              Asyst Technologies, Inc.
            (808) 882-1467                   (510) 661-5000
            lguerrant@guerrantir.com         jswenson@asyst.com
            ------------------------         ------------------